UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: May 10, 2005

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Almanor Avenue, Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 215-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into a Material Definitive Agreement.

On May 10, 2005, we entered into an amendment to our facilities lease agreement with BMR-201 Industrial Road LLC. This lease amendment expands the leased premises from a total of 55,000 square feet to a total of 61,826 square feet. The rental rate per square foot for the additional premises is unchanged. The lease amendment further provides us with an option to expand the leased premises by 7,624 square feet, a reduction from 10,000 square feet, provided that the option is exercised within 12 months of the date the Company’s rent payment obligations commence.

A copy of the May 10, 2005 amendment with BMR-201 Industrial Road is attached hereto as Exhibit 10.54, and is incorporated herein by reference.

1

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.54	First Amendment to Lease, dated May 10, 2005, between BMR-201 Industrial Road LLC and Nuvelo, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Lee Bendekgey
Lee Bendekgey
Senior Vice President, Chief Financial Officer, and General Counsel

Dated: May 12, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.54	First Amendment to Lease, dated May 10, 2005, between BMR-201 Industrial Road LLC and Nuvelo, Inc.